Exhibit 10.1

GI Dynamics, Inc.

Convertible Note Purchase Agreement

GI Dynamics, Inc.

Convertible Note Purchase Agreement

This Convertible Note Purchase Agreement (this “Agreement”) is made as of the 4th day of August, 2020 (the “Effective Date”) among GI Dynamics, Inc., a Delaware corporation (the “Company”), and the persons and entities (each individually, a “Purchaser,” and collectively, the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Notes (as defined below).

The parties hereby agree as follows:

1.	Terms and Amount of the Notes

1.1 The Notes. Subject to the terms of this Agreement, each Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to each Purchaser, one or more unsecured convertible promissory notes in the aggregate principal amount of US$500,000, in substantially the form attached hereto as Exhibit A (the “Notes”). Each Purchaser’s Note shall have a principal amount equal to the amount of consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto (the “Loan Amount”). Each Note may be converted into any of the current or future authorized class or series of capital stock of the Company issuable upon conversion of the Notes (as defined below) of the Company as provided in such Note.

2.	The Closing

2.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchasers shall agree (the “Closing Date”).

2.2 Deliveries.

(a) At or prior to the Closing, each Purchaser shall, in accordance with the terms of this Agreement, deliver to the Company: (i) this Agreement duly executed by such Purchaser; (ii) a wire transfer of immediately available funds in an amount equal to such Purchaser’s Loan Amount; and (iii) such other documents relating to the transactions contemplated by this Agreement as the Company shall reasonably require.

(b)  At or prior to the Closing, the Company shall, in accordance with the terms of this Agreement, deliver to each Purchaser: (i) this Agreement duly executed by the Company; (ii) the Notes required to be issued in connection with the delivery of such Purchaser’s Loan Amounts; and (iii) such other documents relating to the transactions contemplated by this Agreement as the Purchasers shall reasonably require.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to the Purchasers, as of the date hereof and as of the Closing Date, as follows:

3.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

3.2 Corporate Power. The Company has all requisite corporate power to (i) execute and deliver this Agreement and the Notes and any other document provided for herein or by any of the foregoing (collectively, as the same may from to time be amended, modified, supplemented or restated, the “Transaction Documents”) and to carry out and perform its obligations under the terms of the Transaction Documents.

(a) Authorization. The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the issuance of the current or future authorized class or series of capital stock of the Company, when issued, pursuant to the terms and conditions of the Notes (the “Capital Stock,” and, together with the Notes, the “Securities”), was duly authorized by the Company’s board of directors. Other than those consents and authorizations obtained by the Company prior to the date hereof that are in full force and effect on the Closing Date and except for any required stockholder approval of the Company as set forth in this Agreement, no further consent or authorization is required by the Company, its board of directors or its stockholders. Each of the Transaction Documents has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency and the relief of debtors. Upon conversion of the Notes into Capital Stock in accordance with the provisions of this Agreement and such Notes, the Capital Stock will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The issuance of the Notes (and the Capital Stock) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the Notes (and the Capital Stock) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the Notes may be subject to restrictions on transfer as set out in the Transaction Documents or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The issuance of the Notes (and the Capital Stock) does not and will not cause any dilution adjustment in any existing securities of the Company, and each Purchaser hereby waives any dilution adjustment that might otherwise result from the issuance of such Purchaser’s Note (and the Capital Stock) pursuant to the terms of any existing security held by such Purchaser.

3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Transaction Documents, the issuance of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for (i) any stockholder approval described in this Agreement and (ii) any notices required or permitted to be filed with certain foreign, state and/or federal securities commissions or stock exchanges, which notices will be filed on a timely basis.

3.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected.

3.5 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the issuance of the Notes is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6 Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes for general corporate purposes.

3.7 Delivery of SEC Filings. The Company has provided each Purchaser with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.8 Conduct of Business; Regulatory Permits. To the knowledge of the Company, the Company is not in violation of any term of, or in default under, its certificate of incorporation, as amended and as in effect on the date hereof, or any certificate of designation of an outstanding series of stock of the Company or its by-laws, as amended and as in effect on the date hereof. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company does not and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Australian Securities Exchange (“ASX”) and, assuming the Notes are issued, has no knowledge of any facts or circumstances that would reasonably lead to a suspension of its securities by the ASX in the foreseeable future other than a possible delisting from the Official List of the ASX in accordance with ASX Listing Rules. Except as set forth in its SEC Filings, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.9 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, the ASX, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Securities or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a material adverse effect on the Company’s business or financial condition.

3.10 Securities Laws. The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing any notice of sale of securities required by applicable law or regulation and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the issuance of the Notes in a manner that could require the registration of the Notes under the Act.

3.11 Efforts to Obtain Stockholder Approval. The Company shall use its commercially reasonable efforts to obtain any stockholder approval described in Section 2(c) of the Notes.

4.	Representations and Warranties of the Purchasers

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows:

4.1 Purchase for Own Account. Each Purchaser understands that the Securities have not been registered under the Act and such Purchaser is acquiring the Securities for his or its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration. Each Purchaser represents that its acquisition of any Securities under the Notes will be acquired solely for his or its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that he or it has received all the information it has requested from the Company including, but not limited to, the SEC Filings, (ii) represents that he or it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and (iii) further represents that he or it has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that he or it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his or its investment.

4.4 Rule 144. Each Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three (3) month period not exceeding specified limitations.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Regulation S. In issuing and selling the Securities, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing (the “Restricted Period”), the Notes may, subject to any restrictions contained in the Notes be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and the Notes, and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to other than a U.S. person. If a Purchaser is not a United States person, such Purchaser hereby represents that he or it is satisfied as to the full observance of the laws of the jurisdiction applicable to such Purchaser in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within such Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. Each Purchaser’s subscription and payment for, and his or its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of such Purchaser’s jurisdiction that are applicable to such Purchaser.

4.7 Rule 506(d). If a Purchaser beneficially owns twenty percent (20%) or more of the outstanding voting securities of the Company, calculated in accordance with Rule 506(d) of Regulation D of the Act, or may designate a director of the Company, such Purchaser hereby represents and warrants to the Company that he or it has not been convicted of any of the felonies or misdemeanors or been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D of the Act.

4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above and subject to any restrictions contained in the Notes, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, but subject to the terms of the Notes, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to (i) any shareholder, partner, retired partner, member or former member of such Purchaser for no additional consideration or (ii) any affiliate, including affiliated funds, for no additional consideration, in each case if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were such Purchaser hereunder.

(d) Notwithstanding the provisions of paragraphs (a) and (b) above, the Company acknowledges and agrees that the Securities may be pledged by each Purchaser, and his or its successors and assigns, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, provided that any pledge of those Securities does not constitute an offer of those Securities for sale within 12 months after their issue such that it would require disclosure under section 707(3) of the Corporations Act 2001 (Cth). The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Person effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request, at each Purchaser’s expense, in connection with a pledge of the Securities to such pledgee by such Purchaser and any successor or assignee.

4.9 Legends. Each Purchaser understands that any securities issued upon conversion of the Notes may bear one or all of the following legends:

(a)  “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISTRIBUTION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(b) Any legend set forth in or required by another section of this Agreement or the Notes.

(c) Any legend required by the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate so legended.

4.10 Market Standoff. Each Purchaser agrees not to sell any of his or its Securities during a period specified by the representative of the underwriters of Capital Stock (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company’s stock.

4.11 Foreign Ownership Restrictions. Each Purchaser acknowledges and agrees that in order to ensure that US persons do not purchase any CDIs that may be issued to them, a number of procedures governing the trading and clearing of CDIs, while the Company is listed on the ASX, will be implemented, including the application to any CDIs issued to them of the status of Foreign Ownership Restrictions securities under the ASX Settlement Operating Rules and the addition of the notation “FORUS” to the CDI description on ASX trading screens and elsewhere, which will inform the market of the prohibition of US persons acquiring CDIs.

4.12 D&O Tail Policy. Each Purchaser acknowledges and agrees that, on or after the Closing Date, the Company shall purchase a “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy, which (a) has a claims period of six (6) years from its effective date of coverage (the “Claims Period”), (b) provides a level of coverage comparable to the coverage under the Company’s existing directors’ and officers’ liability insurance policy and (c) remains in full force and effect for the duration of the Claims Period.

4.13 Employee Severance Escrow. Each Purchaser acknowledges and agrees that, within 10 days of the Closing Date, the Company shall enter into an escrow agreement with an escrow agent and the Company’s employees and officers, under which the Company will irrevocably transfer to the escrow agent funds in an amount equal to, and for the purposes of securing, the aggregate amount of severance bonuses/benefits payable by the Company to its employees and officers. Such escrow agreement shall provide, among other things, that in the event an employee or officer earns a severance bonus/benefit pursuant to the severance or employment agreement existing at the time such severance bonus/benefit is earned, the escrow agent shall release to such employee or officer, from the escrow account, an amount equal to such employee’s or officer’s severance bonus/benefit.

4.14 Mutual Releases. The parties hereby agree to use commercially reasonable efforts to enter into mutual releases of claims between each Purchaser, on the one hand, and each current member of the Company’s board of directors (each, a “Director”) and each current executive officer of the Company (each, an “Officer”), on the other hand, effective as of and upon the date a Director or an Officer ceases to serve on the Company’s board of directors or as an executive officer of the Company, as applicable, such release on market terms for matters of this nature and otherwise in a form of document as may be agreed to by such Purchaser and each such Director or Officer, acting reasonably.

5.	Events of Default; Remedies

5.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the applicable Note:

(a) Any default in the payment, when the same becomes due and payable, of principal under, or interest in respect of, the Note, including, but not limited to, the failure by the Company to pay on the Maturity Date or upon a Change of Control pursuant to Section 2(b) of the Note, any and all unpaid principal, accrued interest and all other amounts owing under this Agreement and such Note;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d) The Company’s stockholders (other than the Purchasers) or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations;

(e) If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business, or (iii) notice of lien, levy, or assessment is filed against any material portion of the Company’s assets by any court order or other order of any governmental body and it is not paid within sixty (60) days after the Company received notice thereof; or

(f) The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or the Note (other than a failure to pay as specified in Section 5.1(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice thereof.

5.2 Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5.1(b) or 5.1(c) hereof) and at any time thereafter during the continuance of such Event of Default, the applicable Purchaser or any holder of such Purchaser’s Note may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Note and this Agreement to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5.1(b) or 5.1(c) hereof, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the applicable Purchaser in enforcing and collecting such Purchaser’s Note and the other Transaction Documents. No right or remedy conferred upon or reserved to any Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6.	Conditions to Closing

6.1 Conditions to Each Purchaser’s Obligations at the Closing. The obligations of each Purchaser under the Transaction Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by such Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Closing.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes shall be duly obtained and effective as of the Closing.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

6.2 Conditions to Company’s Obligations at the Closing. The obligations of the Company under the Transaction Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct on the Closing Date.

(b) Performance. Each Purchaser shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.	Miscellaneous

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the Company at the addresses set forth below in this Section 7.5 and all communications to any Purchaser shall be sent to such Purchaser at his or its address set forth on the Schedule of Purchasers (or at such other address as the Company or any Purchaser may designate by ten (10) days advance written notice given in accordance with this Section 7.5.

If to the Company:

GI DYNAMICS, INC.

320 Congress Street

Floor 3

Boston, MA 02205

Attention: Chief Executive Officer

With a copy (that shall not constitute notice) to:

Blake Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, New York 10022

Email: bjb@msk.com

7.6 Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers; provided, that, while the Company is admitted to the Official List of the ASX, any proposed amendment, modification or waiver of any provision of this Agreement must not contravene the ASX Listing Rules.

7.7 Entire Agreement. This Agreement, the schedules and exhibits hereto, and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

In Witness Whereof, the parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

GI Dynamics, Inc.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	President and CEO

PURCHASERS:

Crystal Amber Fund Limited

By:	/s/ Laurence McNairn
Name:	Laurence McNairn
Title:	Executed by Crystal Amber Asset Management (Guernsey) Ltd as Investment Manager of Crystal Amber Fund Limited

[Signature Page to Convertible Note Purchase Agreement]

SCHEDULE OF PURCHASERS

Purchaser	Principal Amount of Purchaser’s Note		Purchaser’s Address
Crystal Amber Fund Limited	US$	500,000	Crystal Amber Fund Limited
PO Box 286
Floor 2, Trafalgar Court
Les Banques
St Peter Port
Guernsey
GY1 4LY
With a copy (that shall not constitute
notice) to:
Estera - GG - Crystal Amber Team
			CrystalAmberTeam@estera.com
TOTAL	US$	500,000

Exhibit A

Form of Unsecured Convertible Promissory Note